February 4, 2009	CONTACT:
Elizabeth Wilkinson Phone: 281-408-1329

EAGLE ROCK ENERGY PARTNERS, L.P. DECLARES CASH DISTRIBUTION OF $0.41 PER UNIT FOR THE FOURTH QUARTER 2008 AND ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2008 EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON – Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today declared a cash distribution of $0.41 per unit for the quarter ended December 31, 2008. The distribution, which equates to $1.64 per unit on an annualized basis, will be paid February 13, 2009 to all unitholders of record as of February 10, 2009. The approved distribution reflects an increase of approximately 4.5% over the quarterly distribution of $0.3925 cents per unit paid in February 2008 for the quarter ended December 31, 2007 and is unchanged from the third quarter of 2008 distribution level.

Joseph A. Mills, chairman and chief executive officer, said, “We are pleased to announce that we are maintaining our distribution level at the current annualized rate of $1.64 per unit.  Despite the significant deterioration in the economy, capital markets and commodity price environment in the fourth quarter of 2008, Eagle Rock’s overall operational and financial performance was strong during this period as we continued to benefit from our diversified business model.  While we are cautiously optimistic that we’ll see economic recovery and improving commodity prices in the coming year, we plan to continue to take a conservative stance with respect to our distributions during these challenging times.”

The Partnership also announced today it will report fourth-quarter and full-year 2008 financial and operating results after the market closes for trading on Tuesday, March 10, 2009. A fourth-quarter and full-year 2008 earnings conference call will be held at 9 a.m. CT (10 a.m. ET) on Wednesday, March 11, 2009. Interested parties may listen live over the Internet or via telephone.  To listen live over the Internet, log on to the Partnership's Web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 888-679-8033, confirmation code 60286598. Investors are advised to dial into the call at least 15 minutes prior to the call to register.  Participants may pre-register for the call by using the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call. Pre-registration only takes a few moments and you may pre-register at any time, including up to and after the call start. To pre-register, please click https://www.theconferencingservice.com/prereg/key.process?key=PU4XVXRHQ.  An audio replay of the conference call will also be available for thirty days by dialing 888-286-8010, confirmation code 29729718. In addition, a replay of the audio webcast will be available by accessing the Partnership's Web site after the call is concluded.

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing, transporting and selling natural gas, and (ii) fractionating and transporting natural gas liquids; b) upstream, which includes acquiring, exploiting, developing, and producing oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships in properties located in multiple producing trends across the United States. Its corporate office is located in Houston, Texas.

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2007, and the Partnership’s Forms 10-Q, filed with the Securities and Exchange Commission for subsequent quarters.